Exhibit 10.4.2

ATTACHMENT TO

THE ADOPTION AGREEMENT FOR

C&F FINANCIAL CORPORATION

DEFERRED COMPENSATION PLAN

FOR EXECUTIVES

(As Restated Effective January 1, 2018)

Pursuant to authorization of the Board of Directors of C&F Financial Corporation, the following additions are made to the Adoption Agreement for the C&F Financial Corporation Deferred Compensation Plan for Executives, (formerly known as the VBA Executive’s Deferred Compensation Plan for C&F Financial Corporation, as restated effective January 1, 2018 in the form of the Virginia Bankers Association Model Non‑Qualified Deferred Compensation Plan for Executives and as amended from time to time (the “Plan”):

1.  Types of Employer Contributions.  The Employer may make Employer Matching Contributions and three types of Employer Non‑Elective Contributions – (1) “Excess Profit Sharing” Employer Non‑Elective Contributions, (2) “Excess Cash Balance” Employer Non‑Elective Contributions (effective for Plan Years beginning on or after January 1, 2009) and (3) “SERP” Employer Non‑Elective Contributions.

2.  Designation as a Participant Eligible for Employer Contributions.  Eligibility of an Employee for participation in any or all of the Employer Contributions requires designation by the Board (or a committee thereof).

(a)Participants who may be entitled to an Employer Matching Contribution are sometimes referred to as Matching Participants for this purpose.

(b)Participants who may be entitled to an “Excess Profit Sharing” Employer Non‑Elective Contribution are sometimes referred to as Excess Profit Sharing Participants for this purpose.

(c)Participants who may be entitled to an “Excess Cash Balance” Employer Non‑Elective Contribution are sometimes referred to as Excess Cash Balance Participants for this purpose.

(d)Participants who may be entitled to a SERP Employer Non‑Elective Contribution are sometimes referred to as SERP Participants for this purpose.

3.  Employer Matching Contributions.  Unless otherwise provided by the Board, each Employer shall make an Employer Matching Contribution for each Plan Year in an amount, subject to the limitations provided in the Plan, equal to the following percentage(s) of each Matching Participant's Deferral Contributions of Compensation as defined in Option 4(a)(2)(C) of the Adoption Agreement for such Plan Year:  100% of his Compensation as defined in Option 4(a)(2)(C) of the Adoption Agreement contributed to the this Plan and the 401(k) Plan (up to a maximum of 5% of such Compensation), provided however that the actual Employer Matching Contribution for a Plan Year for any Matching Participant shall not exceed the excess of (a) 5% of the Matching Participant's Compensation as defined in Option 4(a)(2)(C) of the Adoption Agreement for such Plan Year over (b) the maximum matching contribution that could be made for the Matching Participant under the 401(k) Plan assuming he contributes the maximum permitted amount to the 401(k) Plan (taking into account all 401(k) Plan limits on contributions and covered compensation thereunder).

Notwithstanding the introductory language to Options 8(a) and 8(b) of the Adoption Agreement and paragraphs 91.(a)(i) and 9.2(a) of the Virginia Bankers Association Model Non-Qualified Deferred Compensation Plan for Executives, the Employer Matching Account of a Matching Participant shall be paid at the same time and in the same form as the Employee Deferral for a Plan Year; provided; however, if no Participant election has been made with respect to such Accounts for a Plan Year, the default time and form of payment shall be a lump sum payment, made six months and one day following Separation from Service for reasons other than death.

For purposes hereof, the “401(k) Plan” means the Virginia Bankers Association Defined Contribution Plan for Citizens and Farmers Bank as amended from time to time (or any successor thereto).

4.  Excess Profit Sharing Employer Non‑Elective Contributions.  Unless otherwise provided by the Board, an “Excess Profit Sharing” Employer Non‑Elective Contribution shall be made on behalf of an Excess Profit Sharing Participant who has Excess Compensation and who meets the accrual requirements to receive an allocation of the profit sharing contribution under the 401(k) Plan (as defined above) in an amount equal to the product obtained by multiplying (a) the 401(k) Plan profit sharing contribution rate (i.e., the actual profit sharing contribution to the 401(k) Plan expressed as a percentage of the covered compensation of 401(k) Plan participants entitled to a share of the profit sharing contribution) by (b) the Excess Profit Sharing Participant’s Excess Compensation.

For purposes hereof, the following terms have the following meanings:

(a)“Compensation Limit” has the same meaning assigned to it in the 401(k) Plan.

(b)“Excess Compensation” means Base Salary and Bonus in excess of the Compensation Limit (as defined in the 401(k) Plan and as applicable to the Plan Year in question).

5.  Excess Cash Balance Employer Non‑Elective Contributions.  Effective as of and from January 1, 2009, unless otherwise provided by the Board, an “Excess Cash Balance” Employer Non‑Elective Contribution shall be made for each Plan Year in which ends the plan year of the Cash Balance Plan (as defined below) on behalf of an Excess Cash Balance Participant who has Excess Compensation for such plan year and who meets the accrual requirements to receive Pay Credits (as defined in the Cash Balance Plan) under the Cash Balance Plan for such plan year in an amount equal to the product obtained by multiplying (a) the Excess Cash Balance Participant’s “Pay Credit” percentage under the Cash Balance Plan for such plan year by (b) the Excess Cash Balance Participant’s Excess Compensation for such plan year.

For purposes hereof, the following terms have the following meanings:

(a)“Compensation Limit” has the same meaning assigned to it in the Cash Balance Plan.

(b)“Excess Compensation” means the Excess Cash Balance Participant’s Compensation (as defined in the Cash Balance Plan) in excess of the Compensation Limit (as defined in the Cash Balance Plan and as applicable to the plan year in question).

For purposes hereof, the “Cash Balance Plan” means the Virginia Bankers Association Defined Benefit Plan for Citizens and Farmers Bank as amended from time to time (or any successor thereto).

The Company has participated in the Troubled Asset Relief Program Capital Purchase Program (“CPP”) created by the U.S. Department of the Treasury (the “Treasury Department”) pursuant to authority granted under the Emergency Economic Stabilization Act of 2008, as amended (the “EESA”); and the Company is required to comply with the requirements of Section 111(b) of the EESA, as amended from time to time, and the CPP with respect to the compensation, including certain  bonus accrual and payment prohibitions and limitations, of certain current and future employees of the Company (as determined for purposes of the EESA and the guidance and regulations issued by the Treasury Department with respect to the CPP (the “CPP Requirements”)), in accordance with the CPP Requirements.  Notwithstanding anything to the contrary in the foregoing, no “Excess Cash Balance” Employer Non‑Elective Contribution shall be made for any portion of a plan year under the Cash Balance Plan for which an Excess Cash Balance Participant is subject to the bonus non‑accrual CPP Requirement.  Where this limitation applies for part but not all of a plan year, Excess Compensation shall be assumed to be earned pro rata over the plan year with the result that an “Excess Cash Balance” Employer Non‑Elective Contribution may be accrued for the portion of the plan year for which the bonus non‑accrual CPP Requirement is inapplicable.

6.  SERP Employer Non‑Elective Contributions.  Effective as of and from January 1, 2000, unless otherwise provided by the Board, a “SERP” Employer Non‑Elective Contribution shall be made on behalf of a Participant who is a SERP Participant in such amount, if any, as determined in writing by the Board at or prior to the time the contribution is made.

7.  Employer Non‑Elective Deferral Account and Subaccounts Thereof.  The Employer Non‑Elective Deferral Account shall be subdivided into three subaccounts:

(a)The Employer Deferral Account Profit Sharing subaccount to which shall be allocated Excess Profit Sharing Employer Non‑Elective Contributions.

(b)The Employer Deferral Account Cash Balance subaccount to which shall be allocated Excess Cash Balance Employer Non‑Elective Contributions.

(c)The Employer Deferral Account SERP subaccount to which shall be allocated SERP Employer Non‑Elective Contributions.

8.  Vesting in and Payment of Employer Deferral Account Profit Sharing Subaccount.

(a)The Employer Deferral Account Profit Sharing subaccount of an Excess Profit Sharing Participant shall be vested in accordance with the selection in Option 6(A)(1)(A) of the Adoption Agreement.

(b)Notwithstanding the introductory language to Options 8(a) and 8(b) of the Adoption Agreement and paragraphs 91.(a)(i) and 9.2(a) of the Virginia Bankers Association Model Non-Qualified Deferred Compensation Plan for Executives, the Employer Deferral Account Profit Sharing subaccount of an Excess Profit Sharing Participant shall be paid at the same time and in the same form as the Employee Deferral for a Plan Year; provided; however, if no Participant election has been made with respect to such Accounts for a Plan Year, the default time and form of payment shall be a lump sum payment, made six months and one day following Separation from Service for reasons other than death.

9.  Vesting in and Payment of Employer Deferral Account Cash Balance Subaccount.

(a)The Employer Deferral Account Cash Balance subaccount of an Excess Cash Balance Participant shall be fully vested if, when and to the extent his accrued benefit under the Cash Balance Plan (as defined above) is vested.

(b)The Employer Deferral Account Cash Balance subaccount of an Excess Cash Balance Participant shall be paid at the same time and in the same form as his Employer Deferral Account Profit Sharing subaccount.  Notwithstanding anything to the contrary in the foregoing, no Employer Deferral Account Cash Balance subaccount balance shall be paid to an Excess Cash Balance Participant where and to the extent the bonus non‑payment CPP requirement is applicable to Employer Deferral Account Cash Balance subaccount balance.

10.  Vesting in and Payment of Employer Deferral Account SERP Subaccount.

(a)Except as otherwise provided in item 10(b) of this Attachment to the Adoption Agreement for the Plan, the Employer Deferral Account SERP subaccount of a SERP Participant shall be fully vested upon the first to occur of the following while he is an Employee:

(i)His death.

(ii)His total disability (based on the standard applicable under the Employer’s long term disability program or, if none or if he is not a participant in that program, based on his entitlement to Social Security disability).

(iii)His retirement at or after age 65.

(iv)His early retirement with consent of the Board expressly providing for such vesting.

(v)A Change in Control.

(b)If other vesting provisions are provided by the Board or the Compensation Committee of the Board with respect to the Employer Deferral Account SERP subaccount of any SERP Participant no later than the date the first contribution by the Employer to the Participant’s Employer Deferral Account SERP subaccount is made (or at any time thereafter if such other vesting provision make vesting more favorable to the SERP Participant), vesting in the SERP Participant’s Employer Deferral Account SERP subaccount shall be determined as so provided by the Board or its Compensation Committee.

(c)Unless otherwise provided by the Board or the Compensation Committee of the Board with respect to the Employer Deferral Account SERP subaccount of any SERP Participant no later than the date the first contribution by the Employer to the Participant’s Employer Deferral Account SERP subaccount is made (or alternatively on a year by year basis before the beginning of the year in question), a SERP Participant’s Employer Deferral Account SERP subaccount shall be paid at the time and in the form as the SERP Participant’s Employer Deferral Account Profit Sharing subaccount.  Any such special payment provisions shall be in writing and shall provide for payment at a time and in a form permitted under the Plan.

IN WITNESS WHEREOF, C&F Financial Corporation, as the Plan Sponsor, has caused its name to be signed to this amended Attachment by its duly authorized officer as of the date noted below.

Dated:__________________________	C&F Financial Corporation, Plan Sponsor
By:________________________________
Its________________________________